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              AGREEMENT REGARDING ASSIGNMENT OF PURCHASE AND SALE
                                  AGREEMENTS


         THIS AGREEMENT is made as of the 30th day of June, 1997 between THE RUBIN ORGANIZATION, INC. (the "Assignor"), a Pennsylvania Corporation, with an office at The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania, 19102, and PENNSYLVANIA REAL ESTATE INVESTMENT TRUST, an unincorporated association in business trust form created in Pennsylvania pursuant to a Trust Agreement dated December 27, 1960, as last amended and restated on December 16, 1987 (the "Assignee"), each having an office at 455 Pennsylvania Avenue, Suite 135, Fort Washington, Pennsylvania 19034.

                                  BACKGROUND

         On June 30, 1997, the Assignor entered into the following Purchase and Sale Agreements (collectively, the "Mall Purchase Agreements"):

         A. Purchase and Sale Agreement (the "Dartmouth Mall Agreement") with Diversified Equity Corporation of Illinois, Inc. (the "Dartmouth Seller") for the sale and purchase of the real property located in the City of Dartmouth, Massachusetts, commonly known as the North Dartmouth Mall, and more particularly described in the Dartmouth Mall Agreement.

         B. Purchase and Sale Agreement (the "Magnolia Mall Agreement") with Magnolia Retail Associates, L.L.C. (the "Magnolia Seller") for the sale and purchase of various interests in and relating to the retail shopping center located in the City of Florence, South Carolina, commonly known as Magnolia Mall, and more particularly described in the Magnolia Mall Agreement.



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         In this Agreement, the Assignor and the Assignee desire to set forth the terms and conditions under which the Assignor will assign all of its right, title and interest in and to the Mall Purchase Agreements to the Assignee, and the Assignee will assume the same. Capitalized terms which are not defined in this Agreement shall have the same meanings ascribed to them in the Magnolia Mall Agreement.

                                     TERMS

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Assignor and the Assignee, intending to be legally bound, agree as follows:

         1. MAGNOLIA MALL AGREEMENT. (a) (i) Concurrently with the execution of this Agreement, the Assignee shall deposit $1,000,000.00 on account of the purchase price as required under the Magnolia Mall Agreement.

                           (ii)  Subject to and simultaneously with compliance
by the Assignee with the preceding paragraph (i), the Assignor hereby assigns to the Assignee, without representation, warranty, or recourse (except as otherwise expressly provided in this Agreement), all of the Assignor's right, title and interest in and to the Magnolia Mall Agreement, and the Assignee hereby assumes, all of the Assignor's obligations under the Magnolia Mall Agreement, including without limitation the obligation to complete closing thereunder.

                  (b) On or before July 9, 1997, the Assignee shall pay the Final Down Payment, in the amount of $4,000,000.00, to the Magnolia Seller as required under the Magnolia Mall Agreement.

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                  (c) The Assignee hereby indemnifies and agrees to hold the
Assignor harmless from and against all cost, loss, liability and expense, including reasonable attorneys' fees, incurred by the Assignor as a result or arising out of the Assignee's failure to timely pay the Down Payment.

                  (d) If (i) closing of the transaction described in the Letter of Intent (the "Letter of Intent") between the Assignor and the Assignee dated April 16, 1997 (the "PREIT/TRO Closing"), is not completed for any reason other than a material default by the Assignor beyond applicable notice and cure periods under the definitive agreement governing the transaction described in the Letter of Intent, as a result of which the Assignee has the right to cancel, and does cancel, such agreement, and (ii) the Assignee purchases the Magnolia Mall pursuant to the Magnolia Mall Agreement, then the Assignee shall, effective as of closing thereof, enter into a management agreement with the Assignor as exclusive management and leasing agent, on a month-to-month basis upon the same terms and conditions contained in the Management and Operating Agreement dated as of January 1, 1995 between the Magnolia Seller, as Owner, and Equity Properties and Development Limited Partnership ("EPDLP"), as Operator, as assigned by EPDLP to the Assignor as of December 31, 1996.

                  (e) If the Assignee does not for any reason complete the closing under the Magnolia Mall Agreement, then the Assignor shall have the right and option (but not the obligation) to require the Assignee to reassign all of its rights, title and interest in and to the Magnolia Mall Agreement to the Assignor for a consideration of $1.00 and upon reimbursement to the Assignee of the Down Payment under the Magnolia Mall Agreement.

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         2. DARTMOUTH MALL AGREEMENT.  (a)  The Assignor has deposited the sum of $1,000,000.00 on account of the purchase price as required thereunder (the "Dartmouth Deposit").

                  (b) If and when the PREIT/TRO Closing is completed, then concurrently with the PREIT/TRO Closing:

                           (i)  The Assignor shall assign to the Assignee all of
the Assignor's right, title and interest in and to the Dartmouth Mall Agreement, and the Assignee shall assume all of the Assignor's obligations under the Dartmouth Mall Agreement including without limitation the obligation to complete closing thereunder, and the Assignor and the Assignee shall execute and deliver an Assignment and Assumption of Purchase and Sale Agreement consistent with the provisions of this Agreement.

                           (ii) The Assignee shall pay or reimburse to the
Assignor the sum of $1,000,000.00 representing the Dartmouth Deposit.

         3. REPRESENTATIONS OF ASSIGNOR. As material inducement for the Assignee to enter into this Agreement, the Assignor represents and warrants to the Assignee as follows:

            (a) As of the date hereof, no fact or condition has been disclosed to or learned by the Assignor that is in any material respect contrary to or in conflict with any of the representations or warranties that are made by the Magnolia Seller "to the Seller's Knowledge" under the Magnolia Mall Agreement or that are otherwise qualified thereunder to the extent that information may have been previously disclosed to or learned by the Assignor as manager of the Magnolia Mall.

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            (b) The Assignor is a duly formed and validly existing corporation organized under the laws of Pennsylvania. The Assignor has the full legal right, power and authority to execute and deliver the Magnolia Mall Agreement and this Agreement and to perform its obligations under this Agreement. The person signing this Agreement on behalf of the Assignor is authorized to do so.

            (c) The Magnolia Mall Agreement has been duly executed by the Assignor, and assuming due execution by the Magnolia Seller, is in full force and effect.

         4. REPRESENTATIONS OF ASSIGNEE. As material inducement for the Assignor to enter into this Agreement, the Assignee represents and warrants to the Assignor as follows:

            (a) The Assignee is a duly formed and organized, and validly existing, unincorporated association in business trust form under the laws of Pennsylvania. The Assignee has the full legal right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and the Magnolia Mall Agreement. The person signing this Agreement on behalf of the Assignor is authorized to do so.

            (b) The Assignee has paid the Initial Down Payment and the Interim Down Payment under the Magnolia Mall Agreement.

         5. COVENANTS. (a) The Assignee agrees that it shall not further assign or encumber the Magnolia Mall Agreement, or amend the Magnolia Mall Agreement in any manner that would materially increase the Purchaser's obligations thereunder, or enter into any contract to do any of the foregoing (except as otherwise provided in this Agreement), without the prior written consent of the Assignor, except that the Assignee may, without the Assignor's consent, further assign the Magnolia Mall Agreement to a controlled affiliate of the Assignee.

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            (b) The Assignor and the Assignee each agree that neither shall further assign or encumber the Dartmouth Mall Agreement, or amend the Dartmouth Mall Agreement in any manner that would materially increase the Purchaser's obligations thereunder, or enter into any contract to do any of the foregoing (except as otherwise provided in this Agreement), without the prior written consent of the other, except that the Assignee may, without the Assignor's consent, assign its rights under this Agreement to a controlled affiliate of the Assignee, and the Assignor's obligations under this paragraph (b) shall no longer apply if for any reason the transaction contemplated in the Letter of Intent is canceled or if the PREIT/TRO Closing is not completed.

            (c) The Assignor agrees to provide to the Assignee and the Magnolia Seller the current lease schedule referenced in Section 4.B(ii)(h) of the Magnolia Mall Agreement, and to provide an affidavit as reasonably requested by the Title Insurer which relates to matters which are the responsibility of the Assignor as manager of the Magnolia Mall.

            (d) If the Dartmouth Mall Agreement is assigned as contemplated under this Agreement, the Assignor agrees to provide to the Assignee and the Dartmouth Seller the current lease schedule referenced in Section 4.B(ii)(h) of the Dartmouth Mall Agreement, and to provide an affidavit as reasonably requested by the Title Insurer which relates to matters which are the responsibility of the Assignor as manager of the North Dartmouth Mall.

         6. ENTIRE AGREEMENT. This Agreement expresses the entire agreement of, and the entire intention of, the parties hereto with respect to subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral, among the parties relating to

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the transaction provided for herein. No prior discussions or drafts of this
Agreement shall have any legal effect or consequence.

         7. MODIFICATION. This Agreement may not be modified or amended except by a written instrument executed by the Assignor and the Assignee.

         8. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         9. WAIVER. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

         10. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Seller and the Buyer and their respective legal or personal representatives, heirs, administrators, executors, successors and permitted assigns.

         11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute

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a single agreement, with the same effect as if the signatures thereto and hereto were upon the same instrument. For purposes of this Agreement, a telecopy of an executed counterpart shall constitute an original.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be duly executed the day and year first above written.


WITNESS OR ATTEST:                          ASSIGNOR:

                                            THE RUBIN ORGANIZATION, INC.,
                                            a Pennsylvania Corporation


/s/  Alan Feldman                           By:/s/ Ron Rubin
---------------------------                    --------------------------
Name:  Alan Feldman                            Name:  Ron Rubin
Title:  Vice President & Secretary             Title:  CEO


WITNESS OR ATTEST:                          ASSIGNEE:

                                            PENNSYLVANIA REAL ESTATE
                                            INVESTMENT TRUST


/s/  Jeffrey A. Linn                        By:/s/ Jonathan B. Weller
----------------------------                   ---------------------------
Name:  Jeffrey A. Linn                         Name:  Jonathan B. Weller
Title: Senior Vice President & Secretary       Title: President/CEO



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